CUMBERLAND PHARMACEUTICALS REPORTS
SECOND QUARTER 2020 FINANCIAL RESULTS & COMPANY UPDATE
NASHVILLE, TN (Tuesday, August 11, 2020) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology today provided a company update and announced second quarter 2020 financial results. Net revenues from continuing operations during the quarter were $9.6 million. Combined revenues from continued and discontinued operations were $10.3 million, as the company recorded an additional $750,000 in revenue in the second quarter associated with divested product rights.
The Company's financial position included $98 million in total assets, $49 million of total liabilities, and over $48 million of shareholders’ equity at the end of the quarter.
"As the world continues to adapt to a new way of life during the pandemic, we are working hard to manage our business, secure our supply chain and ensure the ongoing delivery of our products to support patient care during these unprecedented times," said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. "Our facilities have remained open, and we have continued to operate our business, while working to maintain compliance with the many laws and regulations we fall under as a publicly traded, pharmaceutical company. We continue to make progress toward our goal of building a specialty pharmaceutical business that delivers sustained growth, profitable operations, and long-term value."
RECENT COMPANY DEVELOPMENTS:
Special Acute Care Product Supply Arrangements
During the second quarter, Cumberland implemented three national initiatives to help medical facilities treat patients with conditions associated with COVID-19 infections including high fevers, electrolyte imbalances and pneumonia. These initiatives included the availability of special supply and financial arrangements for the three acute care brands - Caldolor®, Vaprisol®, and Vibativ® during this healthcare emergency.
In addition, the Company also sponsored a national program with infectious disease experts to provide information on the management of complicated respiratory infections resulting from COVID-19.
Vibativ Clinical Manuscripts
During the second quarter, the Company announced a new study published in Drugs - Real World Outcomes, detailing the positive clinical outcomes that resulted from treating patients with bacteremia or endocarditis with Vibativ. This publication is a sub analysis of the Telavancin Observational Use Registry (TOURTM), a study conducted to record population characteristics, prescription information, and real-world clinical outcomes of patients with Gram-positive infections treated with Vibativ. The analysis suggests Vibativ is a promising and viable option for patients with bacteremia or endocarditis, including those with MRSA or another S. aureus pathogen.

Additionally, Cumberland announced the publication of two studies confirming the continued in vitro potency of telavancin. Both publications were part of continued surveillance of telavancin activity since 2011. The first publication tested a global collection of 24,408 Gram-positive clinical isolates, and the second publication tested a U.S. collection of 15,882 S. aureus isolates. Both studies documented the sustained in vitro antimicrobial activity and spectrum of telavancin-many years after its clinical approval-against Gram-positive clinical isolates collected worldwide over 7 years, from 2011 through 2017.
Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant.
Environmental, Social and Governance (ESG) Activities
In April 2020, Cumberland released its inaugural Sustainability Report. This report describes the Company’s activities pertaining to Environmental, Social and Governance matters, otherwise known as corporate sustainability. It includes details about Cumberland’s community involvement, ethical marketing, and drug safety.
The report notes that, during 2019, Cumberland provided nearly 4 million patient doses of products, safely disposed of over 9,700 pounds of expired and damaged products and had no product recalls. The Company also had no product listings on the FDA’s Safety Alerts Database and no products identified in the FDA Adverse Event Reporting System during 2019.
Cumberland's board appointed Caroline R. Young, former president of the Nashville Health Care Council, as the company’s first ESG board director.
Paycheck Protection Program
At the beginning of the second quarter, Cumberland received the funding of a loan from Pinnacle Bank pursuant to the Paycheck Protection Program (the “PPP”) under the Federal Coronavirus Aid, Relief, and Economic Security Act ("CARES Act").
Cumberland applied for this loan after carefully considering the eligibility criteria to participate in this program and determining that the Company met these criteria. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company intends to use the loan amount for such qualifying expenses.
Cumberland has not laid off or furloughed any employees as a result of the COVID-19 pandemic and, due to assistance from the PPP loan, the Company does not foresee doing so. Cumberland will continue to monitor and evaluate changes to this program as they emerge and will take appropriate action, if necessary.
Ifetroban Phase II Clinical Programs
Enrollment in Cumberland's clinical studies declined during the second quarter due to the COVID-19 pandemic. While enrollment of new patients is currently limited, the Company is working to ensure that patients already entered into a trial continue to receive their study drug.
Cumberland has completed a pilot Phase II study involving ifetroban in patients suffering from aspirin-exacerbated respiratory disease, a severe form of asthma. A follow-up Phase II study is currently underway for this asthma indication.
The Company is also currently evaluating ifetroban in two pilot Phase II studies in 1) patients with systemic sclerosis or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs and 2) patients with cardiomyopathy associated with Duchenne Muscular Dystrophy. This rare, fatal, genetic neuromuscular disease results in deterioration of the skeletal, heart and lung muscles.
Cumberland is awaiting further study results before deciding on the best path for approval for ifetroban, its first new chemical entity.
FINANCIAL RESULTS:
Net Revenues: For the three months ended June 30, 2020, net revenues from ongoing operations were $9.6 million, compared to $9.4 million for the prior year period. Combined revenues from continued and discontinued operations during the quarter were $10.3 million as another $750,000 in revenue was recorded associated with product rights that have been divested.
Net revenue by product for the three months ended June 30, 2020, included $3.5 million for Kristalose®, $3.3 million for Vibativ®, $1.2 million for Caldolor®, $0.6 million for Acetadote® (including the brand and Company's Authorized Generic), $0.2 million for Vaprisol®, and $0.01 million for Omeclamox®-Pak.
Operating Expenses: Total operating expenses for the three months ended June 30, 2020 were $11.2 million, compared to $10.8 million during the prior year period.
Earnings: Net income (loss) for the second quarter 2020 was $(0.9) million or $(0.06) a share, compared to $(0.5) million or $(0.04) a share for the prior year period.
Adjusted Earnings for the second quarter were $1.2 million or $0.08 per diluted share, compared to $0.8 million or $0.05 per diluted share for the prior year period. The definition and reconciliation of Adjusted Earnings to net income is provided in this release.
Balance Sheet: At June 30, 2020, Cumberland had $97.5 million in total assets including $27.4 million in cash and marketable securities. Total liabilities were $49.1 million, including $17.0 million outstanding on the Company's revolving line of credit, resulting in total shareholder's equity of $48.5 million.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Tuesday, August 11, at 4:30 p.m. Eastern Time to discuss the results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 2247089. The live webcast and rebroadcast can be accessed via Cumberland’s website at http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals
Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of high quality prescription brands to improve patient care. The Company develops, acquires and commercializes brands for the hospital acute care, gastroenterology and oncology market segments. These medical specialties are categorized by moderately concentrated prescriber bases that the Company believes can be penetrated effectively by targeted sales forces. The Company’s portfolio of FDA-approved brands includes:

•	Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning;

•	Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;

•	Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of chronic and acute constipation;

•	Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;

•	Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;

•
Vibativ® (telavancin) Injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.

•	RediTrex® (methotrexate) Injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the Company’s website www.cumberlandpharma.com.
The Company has Phase II clinical programs underway evaluating its ifetroban product candidates in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy (“DMD”), Systemic Sclerosis (“SSc”), and Aspirin-Exacerbated Respiratory Disease ("AERD").
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.

About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.
Forward-Looking Statements

This press release may contain statements that are "forward-looking" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Cumberland’s control. Thus, Cumberland’s actual results and financial condition may differ materially due to: market conditions, competition, an inability of manufacturers to supply Cumberland's products, maintaining an effective sales and marketing infrastructure, availability of additional debt and equity capital required to finance the business, our ability to continue to acquire brands, management of our growth and integration of our acquisitions, impacts on our business, as well as national and international markets and economies resulting from the 2020 COVID-19 pandemic, and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, and Cumberland undertakes no obligation to update them, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Investor Contact:	Media Contacts:
Erin Gull	Jeff Bradford	Molly Aggas
Corporate Relations	the Bradford Group	the Bradford Group
(615) 255-0068	(615) 515-4880 office	(615) 515-4882 office
	(615) 337-0964 mobile	(704) 641-6641 mobile

SOURCE: Cumberland Pharmaceuticals Inc.

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$27,373,737	$28,212,635
Accounts receivable, net	7,924,338	7,843,917
Inventories	7,627,270	8,871,254
Current assets of discontinued operations	744,403	2,477,813
Prepaid and other current assets	2,085,230	2,757,456
Total current assets	45,754,978	50,163,075
Non-current inventories	15,640,060	15,554,992
Property and equipment, net	631,534	747,796
Intangible assets, net	29,151,228	30,920,324
Goodwill	882,000	882,000
Deferred tax assets, net	21,802	21,802
Operating lease right-of-use assets	2,502,850	2,960,569
Other assets	2,939,003	3,298,725
Total assets	$97,523,455	$104,549,283
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,829,982	$9,993,578
Current liabilities of discontinued operations	—	1,918,868
Operating lease current liabilities	967,656	920,431
Other current liabilities	10,866,765	11,317,358
Total current liabilities	22,664,403	24,150,235
Revolving line of credit	17,000,000	18,500,000
Operating lease noncurrent liabilities	1,580,203	2,076,472
Other long-term liabilities	7,867,679	8,737,323
Total liabilities	49,112,285	53,464,030
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 15,181,276 and 15,263,555 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	49,246,129	49,914,478
Retained earnings (deficit)	(765,500)	1,208,395
Total shareholders’ equity	48,480,629	51,122,873
Noncontrolling interests	(69,459)	(37,620)
Total equity	48,411,170	51,085,253
Total liabilities and equity	$97,523,455	$104,549,283

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net revenues	$9,598,177	$9,417,443	$17,928,911	$18,147,303
Costs and expenses:
Cost of products sold	2,609,982	1,792,293	4,244,163	3,451,082
Selling and marketing	3,865,406	3,982,379	7,573,082	7,419,311
Research and development	1,421,502	1,716,169	3,144,057	3,115,856
General and administrative	2,190,764	2,270,318	4,227,048	4,807,057
Amortization	1,091,485	1,029,708	2,167,524	2,051,353
Total costs and expenses	11,179,139	10,790,867	21,355,874	20,844,659
Operating income (loss)	(1,580,962)	(1,373,424)	(3,426,963)	(2,697,356)
Interest income	28,661	130,565	58,549	246,426
Interest expense	(119,455)	(91,200)	(152,520)	(152,111)
Income (loss) from continuing operations before income taxes	(1,671,756)	(1,334,059)	(3,520,934)	(2,603,041)
Income tax (expense) benefit	(7,455)	(4,462)	(41,695)	76,966
Net income (loss) from continuing operations	(1,679,211)	(1,338,521)	(3,562,629)	(2,526,075)
Discontinued operations	738,622	771,709	1,556,895	1,918,845
Net income (loss)	(940,589)	(566,812)	(2,005,734)	(607,230)
Net (income) loss at subsidiary attributable to noncontrolling interests	22,314	17,305	31,839	(16,155)
Net income (loss) attributable to common shareholders	$(918,275)	$(549,507)	$(1,973,895)	$(623,385)
Earnings (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.11)	$(0.09)	$(0.23)	$(0.16)
- Discontinued operations - basic	0.05	0.05	0.10	0.12
	$(0.06)	$(0.04)	$(0.13)	$(0.04)

- Continuing operations - diluted	$(0.11)	$(0.09)	$(0.23)	$(0.16)
- Discontinued operations - diluted	0.05	0.05	0.10	0.12
	$(0.06)	$(0.04)	$(0.13)	$(0.04)
Weighted-average shares outstanding
- basic	15,241,463	15,523,628	15,241,020	15,497,989
- diluted	15,241,463	15,523,628	15,241,020	15,497,989

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2020		2019
Cash flows from operating activities:
Net income (loss)	$(2,005,734)		$(607,230)
Discontinued operations	1,556,895		$1,918,845
Net income(loss) from continuing operations	(3,562,629)		$(2,526,075)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,334,669		2,174,397
Deferred tax expense	—		43,605
Share-based compensation	542,923		760,982
Decrease in non-cash contingent consideration	(645,571)		(321,894)
Noncash interest expense	22,973		28,111
Noncash investment gains	—		(125,804)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(80,421)		(652,652)
Inventories	1,158,916		883,545
Other current assets and other assets	1,017,650		141,577
Accounts payable and other current liabilities	2,413,768		(163,530)
Other long-term liabilities	(869,644)		(342,940)
Net cash provided by (used in) operating activities from continuing operations	2,332,634		(100,678)
Discontinued operations	1,371,437		1,565,604
Net cash provided by (used in) operating activities	3,704,071	3,704,071	1,464,926
Cash flows from investing activities:
Additions to property and equipment	(50,883)		(89,070)
Purchases of marketable securities	—		(9,627,191)
Proceeds from sale of marketable securities	—		8,563,988
Cash paid for acquisitions	—		(5,000,000)
Additions to intangibles	(722,131)		(395,005)
Net cash (used in) investing activities	(773,014)		(6,547,278)
Cash flows from financing activities:
Borrowings on line of credit	35,500,000		36,000,000
Repayments on line of credit	(37,000,000)		(36,000,000)
Cash payment of contingent consideration	(260,735)		(684,738)
Repurchase of subsidiary shares to noncontrolling interest	(800,000)		—
Repurchase of common shares	(1,209,220)		(1,220,690)
Net cash used in financing activities	(3,769,955)		(1,905,428)
Net decrease in cash and cash equivalents	(838,898)		(6,987,780)
Cash and cash equivalents at beginning of period	28,212,635		27,938,960
Cash and cash equivalents at end of period	$27,373,737		$20,951,180

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended June 30, 2020		Three months ended June 30, 2019
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(918,275)	$(0.06)	$(549,507)	$(0.04)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	22,314	—	17,305	—
Net income (loss)	(940,589)	(0.06)	(566,812)	(0.04)
Discontinued operations	738,622	0.05	771,709	0.05
Net income (loss) from continuing operations	(1,679,211)	(0.11)	(1,338,521)	(0.09)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	7,455	—	4,462	—
Depreciation and amortization	1,182,607	0.08	1,098,151	0.07
Share-based compensation (a)	278,349	0.02	396,548	0.03
Impact of Vibativ cost of product sold (b)	1,270,350	0.08	684,601	0.04
Interest income	(28,661)	—	(130,565)	(0.01)
Interest expense	119,455	0.01	91,200	0.01
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$1,150,344	$0.08	$805,876	$0.05

Diluted weighted-average common shares outstanding:		15,405,203		15,860,561

	Six months ended June 30, 2020		Six months ended June 30, 2019
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(1,973,895)	$(0.13)	$(623,385)	$(0.04)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	31,839	—	(16,155)	—
Net income (loss)	(2,005,734)	(0.13)	(607,230)	(0.04)
Discontinued operations	1,556,895	0.10	1,918,845	0.12
Net income (loss) from continuing operations	(3,562,629)	(0.23)	(2,526,075)	(0.16)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	41,695	—	(76,966)	—
Depreciation and amortization	2,334,669	0.15	2,174,397	0.14
Share-based compensation (a)	542,923	0.04	760,982	0.05
Impact of Vibativ cost of product sold (b)	1,871,041	0.12	1,236,095	0.08
Interest income	(58,549)	—	(246,426)	(0.02)
Interest expense	152,520	0.01	152,111	0.01
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$1,321,670	$0.09	$1,474,118	$0.09

Diluted weighted-average common shares outstanding:		15,491,738		15,875,765

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•
Adjusted Earnings (loss): net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, Vibativ cost of product sold and interest income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents the non-cash impact of the Vibativ cost of products sold. Cumberland has elected to add these costs back in the calculation of adjusted earnings as all the Vibativ inventory was transferred to Cumberland as part of the transaction with Theravance at no additional cost to the consideration agreed for the product acquisition.

•	Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.